UNCLASSIFIED - NON CLASSIFIÉ

Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Obsidian Energy Ltd.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/26/2026
Reporting Entity ESTMA Identification Number	E732524		☒ Original Submission		Report Version
☐ Amended Report
Other Subsidiaries Included (optional field)	Penn West Reece Acquisition Ltd., 1329813 Alberta Ltd., 1116760 B.C. Ltd.

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E405745 Obsidian Energy Partnership, E058992 1295739 Alberta Ltd., E311837 Upton Resources USA Inc., E329626 Penn West Petroleum Inc., E575874 1647456 Alberta Ltd.,

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Peter D. Scott				Date	5/26/2026
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Obsidian Energy Ltd.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E732524
Subsidiary Reporting Entities (if necessary)	E405745 Obsidian Energy Partnership, E058992 1295739 Alberta Ltd., E311837 Upton Resources USA Inc., E329626 Penn West Petroleum Inc., E575874 1647456 Alberta Ltd.,
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	453 LUBICON LAKE BAND		-	-	130,000					130,000
Canada -Alberta	BIG LAKES COUNTY		200,000	-	-					200,000
Canada -Alberta	BRAZEAU COUNTY		5,260,000	-	-					5,260,000	BRAZEAU COUNTY
Canada -Alberta	CLEARWATER COUNTY		3,970,000	-	-					3,970,000
Canada -Alberta	COUNTY OF WETASKIWIN NO 10		340,000	-	-					340,000
Canada -Alberta	DUNCAN'S FIRST NATION		-	-	200,000					200,000
Canada -Alberta	GIFT LAKE METIS SETTLEMENT		70,000	290,000	780,000					1,140,000	GIFT ENERGY LIMITED; GIFT LAKE METIS SETTLEMENT; GIFT LAKE RESOURCE DEVELOPMENT LP
Canada -Alberta	METIS SETTLEMENTS GENERAL COUNCIL		-	410,000	-					410,000
Canada -Alberta	NORTHERN SUNRISE COUNTY		2,280,000	-	-					2,280,000
Canada -Alberta	PARKLAND COUNTY		110,000	-	-					110,000
Canada -Alberta	PEAVINE METIS SETTLEMENT		-	1,310,000	570,000					1,880,000	PEAVINE METIS SETTLEMENT; TIRMOIL ENERGY LTD.
Canada -Alberta	PROVINCE OF ALBERTA		1,890,000	65,260,000	8,280,000					75,430,000

ALBERTA ENERGY REGULATOR; ALBERTA PETROLEUM MARKETING COMMISSION; GOVERNMENT OF ALBERTA; GOVERNMENT OF ALBERTA, TREASURY BOARD; MINISTER OF FINANCE; MINISTER OF FINANCE PROVINCE OF ALBERTA; MINISTER OF FINANCE, PROVINCE OF ALBERTA; THE MINISTER OF FINANCE

Royalties include paid in-kind worth $32.2 million and are valued at market price.

Canada -Alberta	SPECIAL AREAS BOARD		950,000	-	50,000					1,000,000
Canada -Alberta	SUCKER CREEK FIRST NATION		-	-	150,000					150,000
Canada -Alberta	WOODLAND CREE FIRST NATION		-	-	1,140,000					1,140,000
Canada -Alberta	YELLOWHEAD COUNTY		530,000	-	-					530,000
Additional Notes:	All payments were made in Canadian dollars

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Obsidian Energy Ltd.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E732524
Subsidiary Reporting Entities (if necessary)	E405745 Obsidian Energy Partnership, E058992 1295739 Alberta Ltd., E311837 Upton Resources USA Inc., E329626 Penn West Petroleum Inc., E575874 1647456 Alberta Ltd.,
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Willesden Green (formally Cardium)	10,420,000	33,020,000	5,090,000					48,530,000	Royalties include paid in-kind worth $28.5 million and are valued at market price.
Canada -Alberta	Legacy	30,000	60,000	780,000					870,000
Canada -Alberta	Peace River	4,220,000	30,260,000	5,160,000					39,640,000
Canada -Alberta	Viking	930,000	3,930,000	270,000					5,130,000	Royalties include paid in-kind worth $3.7 million and are valued at market price.
Additional Notes[3]:	All Payments were made in Canadian Dollars